                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Ryan's Family Steak Houses, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Janet J. Gleitz
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA

                                 March 28, 2000

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. to be held on Thursday, April 27, 2000, at 11:00 a.m. at the Greenville/Spartanburg Airport Marriott in Greenville, South Carolina.

     The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT. TO ENSURE PROPER REPRESENTATION OF YOUR SHARES AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

                                           Sincerely,

                                           /s/ JANET J. GLEITZ

                                           Janet J. Gleitz
                                           Secretary

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA

           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

           ---------------------------------------------------------

To Our Shareholders:

     Ryan's Family Steak Houses, Inc. (the "Company") will hold its Annual Meeting of Shareholders at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Thursday, April 27, 2000, at 11:00 a.m. for the following purposes:

          (1) To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

          (2) To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the current fiscal year; and

          (3) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     If you were a shareholder of record at the close of business on March 1, 2000, you may vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ JANET J. GLEITZ

                                          Janet J. Gleitz
                                          Secretary

March 28, 2000
Greer, South Carolina

     A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA
                                 (864) 879-1000

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors (the "Board") of Ryan's Family Steak Houses, Inc. (the "Company") is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 11:00 a.m. on Thursday, April 27, 2000, at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is March 29, 2000.

     Shareholders of record at the close of business on March 1, 2000, are entitled to notice of and to vote at the Annual Meeting. As of such date, 35,743,100 shares of common stock, $1 par value, of the Company ("Common Stock") were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 1, 2000, upon all matters presented at the Annual Meeting.

     A shareholder giving a proxy may revoke it at any time before it is exercised by:

     - submitting a written notice of revocation (dated later than the Proxy
       Card) to the Secretary at or before the Annual Meeting;

     - submitting another proxy that is properly signed and later dated; or

     - voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

     Any instrument revoking a proxy should be delivered to the Secretary of the Company at the Annual Meeting or delivered prior to the Annual Meeting to Ryan's Family Steak Houses, Inc., 405 Lancaster Avenue, Greer, South Carolina 29650, or P.O. Box 100, Greer, South Carolina 29652, Attention: Janet J. Gleitz.

     Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. Unless you specify otherwise, all shares represented by a proxy that is received by the Company's transfer agent will be voted FOR the proposal to elect as directors of the Company the nominees named in this Proxy Statement, FOR the proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the current fiscal year, and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting and any and all adjournments and on matters incident to the conduct of the meeting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the election of directors and the proposal to ratify the appointment of KPMG LLP as independent auditors, abstentions and broker non-votes are not counted.

     The Company's bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 1, 2000, to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Ratification of the appointment of KPMG LLP as independent auditors will require that of the shares present at the Annual Meeting in person or by proxy, there be more positive votes than negative votes.

                             ELECTION OF DIRECTORS
                             (ITEM #1 ON THE PROXY)

     The following seven persons are nominees for election at the Annual Meeting as directors to serve until the next annual meeting of the Company or until their successors are duly elected and qualified: Charles D. Way, G. Edwin McCranie, Barry L. Edwards, James M. Shoemaker, Jr., Harold K. Roberts, Jr., James D. Cockman, and Brian S. MacKenzie. Unless you withhold authority to vote for the Board's nominees in the election of directors, the persons named in the enclosed Proxy Card intend to nominate and vote for such nominees.

     Management believes that all of the nominees will be available and able to serve as directors, but if any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for such substitute as the Board of Directors may designate.

     The following table sets forth the name, age, principal occupation, years of service as a director, and Common Stock beneficially owned as of March 1, 2000, of or by each nominee for director.

                                                                                                           PERCENT OF
                                                                                          AGGREGATE       OUTSTANDING
                                                                                          NUMBER OF      REPRESENTED BY
                                                                                            SHARES         AGGREGATE
                                                                                         BENEFICIALLY        NUMBER
                                                                                         OWNED AS OF       OF SHARES
                                                                             DIRECTOR      MARCH 1,       BENEFICIALLY
              NAME                 AGE          PRINCIPAL OCCUPATION          SINCE        2000(5)          OWNED(6)
              ----                 ---          --------------------         --------    ------------    --------------
Charles D. Way(1)(2).............  47     Chairman of the Board, President     1981        402,470(7)         1.1%
                                            and Chief Executive Officer of
                                            the Company
G. Edwin McCranie(2).............  51     Executive Vice President of the      1991        179,379            0.5%
                                            Company
Barry L. Edwards(3)(4)...........  52     Executive Vice President and         1982         65,731            0.2%
                                            Chief Financial Officer, AMRESCO,
                                            Inc.
James M. Shoemaker, Jr.(2)(4)....  67     Member, Wyche, Burgess, Freeman &    1982         75,735(8)         0.2%
                                            Parham, P.A.
Harold K. Roberts, Jr.(1)(3)(4)..  49     President and Chief Executive        1988         48,000            0.1%
                                            Officer, Statewide Title, Inc.
James D. Cockman(1)(2)...........  67     Investor                             1993         37,000            0.1%
Brian S. MacKenzie(2)(3).........  48     Chief Operating Officer, Samling     1993         39,000(9)         0.1%
                                            Strategic Corporation SDN BHD

---------------

(1) Member of the Nominating Committee. The Nominating Committee met once during fiscal 1999 to recommend members of the Board. The Company's Nominating Committee will consider nominees to the Board recommended by shareholders of the Company for the 2001 Annual Meeting of Shareholders. See "Proposals of Shareholders".
(2) Member of the Long Range Planning Committee. The Committee met once during fiscal 1999 to provide long-term direction for the Company.
(3) Member of the Compensation and Stock Option Committee. The Committee met three times during fiscal 1999 to review and submit to the Board recommendations respecting the salary, bonus and option grants under the Company's 1998 Stock Option Plan to the Company's executive officers and key employees.
(4) Member of the Audit Committee. The Audit Committee met with representatives of the Company's independent auditors twice during fiscal 1999 to review the scope and results of such firm's audit.
(5) Includes 300,000 shares for Mr. Way, 153,000 shares for Mr. McCranie, 45,000 shares for Mr. Edwards, 50,000 shares for Mr. Shoemaker, 45,000 shares for Mr. Roberts, 35,000 shares for Mr. Cockman and 35,000 shares for Mr. MacKenzie that may be acquired within 60 days of March 1, 2000, through the exercise of stock options.
(6) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company has computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of March 1, 2000, upon the exercise of options by a given person are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
(7) The figure shown includes 10,380 shares owned by Mr. Way's wife. Mr. Way may be deemed to share voting and investment power with respect to such shares.
(8) The figure shown includes 2,000 shares owned by Mr. Shoemaker's wife. Mr. Shoemaker may be deemed to share voting and investment power with respect to such shares.
(9) The figure shown includes 500 shares held in trust for the benefit of Mr. MacKenzie's minor child.

     The Board met four times during fiscal 1999. All directors attended personally or by telephone all meetings of the Board and committees on which they served.

BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

     Charles D. Way became the Chairman of the Board of the Company in October 1992. Mr. Way assumed the position of President and Chief Executive Officer of the Company in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986, he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined the Company in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation.

     G. Edwin McCranie was promoted to Executive Vice President of the Company in January 1995. From November 1991 to December 1994, he served as Executive Vice President-Purchasing. From January 1989 to October 1991, he served as Vice President-Purchasing. Mr. McCranie joined the Company in 1986 and served as Director of Purchasing until 1989.

     Barry L. Edwards has served as Executive Vice President, Treasurer and Chief Financial Officer of AMRESCO, Inc., an asset management company, since November 1994. He served as Vice President and Treasurer of The Liberty Corporation, engaged primarily in the life insurance business, from 1979 to November 1994.

     James M. Shoemaker, Jr. has been an attorney with Wyche, Burgess, Freeman & Parham, P.A., the law firm that is general counsel to the Company, since 1965. Mr. Shoemaker also is a director of Palmetto Bancshares, Inc., One Price Clothing Stores, Inc., and Span-America Medical Systems, Inc.

     Harold K. Roberts, Jr. has served as President and Chief Executive Officer of Statewide Title, Inc., a real estate title insurance agency, since 1989. Mr. Roberts was a partner in the firm of Roberts and Morgan, certified public accountants, from October 1989 until December 1996.

     James D. Cockman is a private investor. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service Division of Sara Lee Corp., which engages in the business of processing and distributing food products. In addition, Mr. Cockman was Chief Executive Officer of several Sara Lee operating companies for 17 years prior to 1989. Mr. Cockman also serves as a director of California Culinary Academy, Inc. and as a director and a shareholder of Phillips & Goot, Inc. (d/b/a Brains on Fire), a brand development and growth strategy firm.

     Brian S. MacKenzie has served as Chief Operating Officer of Samling Strategic Corporation SDN BHD, a forest products manufacturing company, since October 1999. He served as Chief Operating Officer of New Hope Communications, Inc., a publishing company, from December 1998 to October 1999. He served as President and Chief Executive Officer of Builder Marts of America, Inc. ("BMA") from October 1993 to August 1998. From May 1991 to October 1993, he served as BMA's President and Chief Operating Officer after serving as President of its Building Materials Retail Division from July 1990 to May 1991. BMA is a wholesale distributor of building materials and supplies.

COMPENSATION OF DIRECTORS

     During 1999, the Company paid to directors who were not officers of the Company an annual retainer of $20,000, plus $1,000 for each Board meeting attended and $500 for each committee meeting attended.

Pursuant to this arrangement, directors were paid as follows during fiscal 1999:
Mr. Cockman, $25,000; Mr. Edwards, $26,500; Mr. MacKenzie, $26,000; Mr. Roberts, $27,000; and Mr. Shoemaker, $25,500. Directors who are also officers received no payments for attending Board or committee meetings.

     In addition, the Company grants to directors who are not officers of the Company options for 5,000 shares each of Common Stock in January of each year. Pursuant to this arrangement, on each of January 29, 1999 and January 31, 2000, the Company granted options for 5,000 shares of Common Stock to each of Messrs. Edwards, Shoemaker, Roberts, Cockman and MacKenzie. The options granted on January 29, 1999 had an exercise price of $13.81 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 29, 2009. The options granted on January 31, 2000, had an exercise price of $8.94 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 31, 2010.

VOTE REQUIRED TO ELECT DIRECTORS

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Abstentions and broker non-votes are not counted in determining the votes cast for directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE LISTED HEREIN.

            COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                         AND RELATED PARTY TRANSACTIONS

     During fiscal 1999, Messrs. Edwards, MacKenzie and Roberts, each a non-employee director, served on the Compensation and Stock Option Committee of the Board.

     The Company uses the firm of Phillips & Goot, Inc., a South Carolina corporation that does business as Brains on Fire, for certain creative and production services related to the Company's advertising and merchandising programs. The Company began to use Brains on Fire in 1997, paying approximately $218,500 during 1999 for their services. The Company estimates that Brains on Fire billings during 2000 will be approximately $10,000. Mr. Cockman is a director of Brains on Fire and owns approximately 33% of its common stock.

                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     To the extent known to the Company, the only persons or groups that beneficially owned 5% or more of the outstanding shares of the Common Stock of the Company as of March 1, 2000 are shown in the following table:

                                                                 AMOUNT OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP     CLASS
------------------------------------                        --------------------   ----------
Trimark Financial Corporation(1)..........................       4,737,300(1)         13.3%
  One First Canadian Place
  Suite 5600
  Toronto, Ontario
  Canada M5X 1E5
Mellon Bank Corporation(2)................................       2,076,396(2)          5.8%
  One Mellon Bank Center
  Pittsburgh, PA 15258
Dimensional Fund Advisors, Inc.(3)........................       2,069,800(3)          5.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Private Capital Management, Inc.(4).......................       2,007,882(4)          5.6%
  3003 Tamiami Trail North
  Naples, FL 34103

---------------

(1) The information with respect to the beneficial ownership of Trimark Financial Corporation ("TFC") is based on information provided by it on February 1, 2000. TFC reported that certain Trimark mutual funds (the "Funds") are record owners of a portion of the 4,737,300 shares of Common Stock shown in the table. Trimark Investment Management Inc. ("TIMI") is the manager of the assets of the Funds and trustee of the Funds and, as such, has sole voting power and sole dispositive power with respect to these shares of Common Stock. TFC owns 100% of the voting equity securities of TIMI, and consequently may be deemed to be the beneficial owner of these shares of Common Stock.
(2) The information with respect to the beneficial ownership of Mellon Bank Corporation ("Mellon") is based on information provided by it on January 27, 2000. All of the shares shown are beneficially owned by Mellon or direct or indirect subsidiaries of Mellon in their various fiduciary capacities. Of the total amount of shares shown as beneficially owned by Mellon, it or its subsidiaries has sole voting power as to 1,965,481 shares, shared voting power as to 49,347 shares, sole dispositive power as to 2,017,613 shares and shared dispositive power as to 58,783 shares of the Company's Common Stock.
(3) The information with respect to the beneficial ownership of Dimensional Fund Advisors Inc. ("Dimensional") is based on information provided by it on February 4, 2000. Dimensional reported that it serves as investment adviser or manager to certain investment companies, trusts and accounts (the "Funds") and as such has sole voting and sole dispositive power with respect to all of the shares of Common Stock shown in the table. All shares of Common Stock shown in the table above are owned by the Funds, no one of which to the knowledge of Dimensional owns more than 5% of the class. Dimensional disclaims beneficial ownership of all these shares.
(4) The information with respect to the beneficial ownership of Private Capital Management, Inc. ("PCMI") is based on information provided by it on February 15, 2000. PCMI reported that it has shared dispositive power as to 2,002,882 shares of the Company's Common Stock. Bruce S. Sherman, Chairman of PCMI, has sole dispositive power as to 5,000 shares of Common Stock and shared dispositive power as to 2,002,882 shares of Common Stock held by PCMI on behalf of its clients.

                               EXECUTIVE OFFICERS

     The following table sets forth the name, age, position with the Company, years of service as an officer of the Company and Common Stock beneficially owned as of March 1, 2000, by each executive officer of the Company and all executive officers and directors as a group. The Company's executive officers are appointed by and serve at the pleasure of the Board of Directors.

                                                                                         PERCENT OF
                                                                  AGGREGATE NUMBER       OUTSTANDING
                                                                     OF SHARES         REPRESENTED BY
                                                        COMPANY     BENEFICIALLY     AGGREGATE NUMBER OF
                                   COMPANY OFFICES      OFFICER     OWNED AS OF      SHARES BENEFICIALLY
         NAME            AGE       CURRENTLY HELD        SINCE    MARCH 1, 2000(1)        OWNED(2)
         ----            ---   -----------------------  -------   ----------------   -------------------
Charles D. Way.........  47    Chairman of the Board,    1981          402,470(3)            1.1%
                                 President and Chief
                                 Executive Officer
G. Edwin McCranie......  51    Executive Vice            1989          179,379               0.5%
                                 President
                                 and Director
Janet J. Gleitz........  57    Secretary                 1988           31,100(4)            0.1%
Morgan A. Graham.......  63    Vice President --         1991          110,585               0.3%
                                 Construction
Fred T. Grant, Jr. ....  44    Vice President --         1990          108,865               0.3%
                                 Finance, Treasurer
                                 and
                                 Assistant Secretary
James R. Hart..........  52    Vice President --         1988          104,101               0.3%
                                 Human Resources
John C. Jamison........  41    Vice President --         1988          112,500               0.3%
                                 Real Estate
Alan E. Shaw...........  41    Vice President --         1990          124,667               0.3%
                                 Operations
Ilene T. Turbow........  49    Vice President --         1995           40,640               0.1%
                                 Marketing
All executive officers
  and directors as a
  group (14 persons)...                                              1,479,773               4.0%

---------------

(1) Includes 300,000 shares for Mr. Way, 153,000 shares for Mr. McCranie, 28,000 shares for Ms. Gleitz, 105,000 shares for Mr. Graham, 102,200 shares for Mr. Grant, 98,824 shares for Mr. Hart, 107,000 shares for Mr. Jamison, 119,500 shares for Mr. Shaw, 36,640 shares for Ms. Turbow, and 1,260,164 shares for all executive officers and directors as a group that may be acquired within 60 days of March 1, 2000, through the exercise of stock options.
(2) Pursuant to Rule 13d-3 under the Exchange Act, the Company has computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of March 1, 2000, upon the exercise of options by a given person or group are outstanding, but no other such shares similarly subject to acquisition by other persons are outstanding.
(3) The figure shown includes 10,380 shares owned by Mr. Way's wife. Mr. Way may be deemed to share voting and investment power with respect to such shares.
(4) The figure shown includes 2,000 shares held by the pension plan of Acro International Inc., a company owned by Ms. Gleitz's husband.

     In 1996, the Company implemented a policy to encourage executive officers to own more of the Company's Common Stock, which would more closely align the personal financial interests of executive officers with shareholders' interests. The policy provides that over 13 years, the value of an executive officer's

Common Stock ownership should increase so that by the end of 2008 the value of such stock holdings equals 100% of the individual's base salary. If an executive officer does not meet a year's target ownership value, up to one-half of any bonus payable to that officer for that year will be paid in the Company's Common Stock.

BACKGROUND OF EXECUTIVE OFFICERS

     Below is a summary of the backgrounds of the Company's executive officers who are not also directors of the Company.

     Janet J. Gleitz joined the Company in 1981 and served as Corporate Relations Administrator until June 1988, when she became Secretary.

     Morgan A. Graham has been Vice President -- Construction since November 1991. After joining the Company in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.

     Fred T. Grant, Jr., a certified public accountant, joined the Company in January 1990 as Director of Finance. He served in that position until April 1990, when he became Vice President -- Finance. In January 1994, Mr. Grant was named Vice President -- Finance, Treasurer and Assistant Secretary.

     James R. Hart joined the Company in 1979 and served as a store manager until September 1983. From that time, he served as Director of Human Resources until April 1988, when he became Vice President -- Human Resources.

     John C. Jamison joined the Company in 1980 and served as a manager trainee and store manager until February 1983. Since that time, he served as Assistant Director of Development and Director of Development until January 1988, when he became Vice President -- Development. In May 1991, he was named Vice
President -- Real Estate.

     Alan E. Shaw joined the Company in 1979 and served as a store manager until being promoted to Supervisor in 1982, in which position he served until 1984. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice President -- Operations in January 1990. In November 1991, Mr. Shaw became Vice President -- Operations.

     Ilene T. Turbow joined the Company in April 1993 as Director of Marketing. She served in that position until August 1995, when she became Vice
President -- Marketing. Prior to joining the Company, Ms. Turbow was General Manager with Kaminsky's from 1992 to 1993, where she was responsible for store operations of a prototype restaurant concept. From 1985 to 1992, she was Vice President with Dawson Foodservice, Inc., a foodservice marketing firm.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows for the fiscal years 1999, 1998 and 1997 the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 1999 (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                     ----------------------
                                                                             AWARDS
                                            ANNUAL COMPENSATION      ----------------------
NAME AND                     FISCAL      -------------------------         SECURITIES              ALL OTHER
PRINCIPAL POSITION            YEAR       SALARY ($)   BONUS ($)(1)   UNDERLYING OPTIONS (#)   COMPENSATION ($)(2)
------------------         -----------   ----------   ------------   ----------------------   -------------------
Charles D. Way...........     1999        350,133       308,000              40,000                 38,252
  Chairman of the Board,      1998        310,009       285,480              80,000                 33,107
  President and Chief         1997        265,071       159,000                   0                 35,664
  Executive Officer
G. Edwin McCranie........     1999        194,549       154,133              25,000                 31,034
  Executive Vice
  President                   1998        170,789       137,183              50,000                 30,057
                              1997        147,019        86,214               6,000                 33,572

Fred T. Grant, Jr........     1999        172,324       136,654              20,000                 28,912
  Vice President --           1998        158,837       127,764              40,000                 27,256
  Finance, Treasurer and      1997        139,395        81,830               6,000                 29,389
  Assistant Secretary

John C. Jamison..........     1999        140,287        95,340              15,000                 24,731
  Vice President --           1998        132,562        91,260              30,000                 23,157
  Real Estate                 1997        122,589        61,373                   0                 24,927

Alan E. Shaw.............     1999        193,225       153,000              22,500                 33,116
  Vice President --           1998        177,630       137,000              45,000                 28,932
  Operations                  1997        143,770        69,000               6,000                 30,894

---------------

(1) All bonus amounts, except for those earned by Mr. Shaw, were earned during the indicated fiscal year and paid during the subsequent year. Mr. Shaw's bonuses are paid quarterly.
(2) "All Other Compensation" for 1999 includes the following: (i) Company contributions of $2,753 to the Company's 401(k) Plan (the "Plan") on behalf of each of Messrs. Way, McCranie, Grant, Jamison and Shaw to match a portion of the 1999 pre-tax elective deferral contributions (included under Salary and Bonus) made by each to such Plan; (ii) imputed premium amounts, based on a combination of actual and actuarially determined values, of $4,400 on behalf of each of Messrs. Way, McCranie, Grant, Jamison and Shaw for a policy of health insurance providing a level of coverage not otherwise available under the Company's standard health plan; (iii) premium payments of $150 on behalf of each of Messrs. Way, McCranie, Grant, Jamison and Shaw and for an additional $100,000 in life insurance above the coverage available to salaried employees generally; (iv) a premium payment of $2,428 for disability insurance coverage for Mr. Way; and (v) the Company's estimate of the imputed benefit to Messrs. Way, McCranie, Grant, Jamison and Shaw of $22,951, $21,609, $19,840, $15,991 and $21,609, respectively, of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by the Company on each officer's life in the policy amounts of $1,005,000, $1,101,000, $840,000, $675,000 and $910,000,
    respectively. Under the Company's insurance plan, the Company pays premiums on such a policy on the life of a participating executive officer for a period of ten years. The Company must be repaid the aggregate amount of the premiums, without interest, at the earlier of the executive's death or termination of his employment. In addition, "All Other Compensation" for 1999 includes Company contributions to the Company's deferred compensation plan, amounting to $5,250, $1,880, $1,641, $1,357 and $4,090 for Messrs.
    Way, McCranie, Grant, Jamison and Shaw, respectively. The deferred compensation plan is a nonqualified plan that commenced in 1999 and provides benefits payable to officers and certain key executives or their designated beneficiaries at specified future dates or upon the termination of employment or death. Participants in the plan have the opportunity to (a) defer up to 100% of their compensation in excess of the Social Security wage base and (b) receive a matching contribution comparable to the Company's 401(k) Plan without the restrictions and limitations in the Internal Revenue Code of 1986, as amended. Participant deferrals and the Company's match are deposited each month in participant-owned insurance contracts that give each participant the opportunity to select various investment options. The return on these underlying investments determines the amount of earnings credit. Participants' contributions vest immediately, and the Company's matching contributions vest after six years of employment, including prior service. Finally, "All Other Compensation" for 1999 includes the cost of equivalent term insurance, amounting to $320, $242, $128, $80 and $114 for Messrs. Way, McCranie, Grant, Jamison and Shaw, respectively, related to a life insurance plan that provides for a death benefit equal to two times the sum of the participant's annual base salary at the time of death plus the last paid annual bonus.

SUMMARY OF OPTION GRANTS, OPTION EXERCISES AND HOLDINGS

     The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                ---------------------------------------------------------------   MARKET PRICE
                                              % OF TOTAL                                          REQUIRED TO
                                 NUMBER OF      OPTIONS                                             REALIZE
                                SECURITIES    GRANTED TO                                           GRANT DATE
                                UNDERLYING     EMPLOYEES    EXERCISE                GRANT DATE      PRESENT
                                  OPTIONS       IN 1999      PRICE     EXPIRATION     PRESENT        VALUE
NAME                            GRANTED(#)    FISCAL YEAR    ($/SH)       DATE      VALUE($)(1)    ($/SH)(2)
----                            -----------   -----------   --------   ----------   -----------   ------------
Charles D. Way................    40,000(3)       5.1%       10.125    10/27/2009     182,800        14.70
G. Edwin McCranie.............    25,000(3)       3.2%       10.125    10/27/2009     114,250        14.70
Fred T. Grant, Jr.............    20,000(3)       2.6%       10.125    10/27/2009      91,400        14.70
John C. Jamison...............    15,000(3)       1.9%       10.125    10/27/2009      68,550        14.70
Alan E. Shaw..................    22,500(3)       2.9%       10.125    10/27/2009     102,825        14.70

---------------

(1) In accordance with Securities and Exchange Commission ("SEC") rules, the Company calculated the dollar amounts under this column using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.28, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk-free rate of return of 6.43%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. The Company made no adjustment for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.
(2) In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $14.70 in present value terms.
(3) Except for options representing 9,800 shares, these options became exercisable in full on October 27, 1999. The options representing 9,800 shares became exercisable in full on January 3, 2000. In addition, the stock option plan and/or stock option agreements set forth certain earlier expiration dates.

     The following table shows option exercises, the unexercised options held as of the end of fiscal 1999 and the value of such options for each Named Executive Officer.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING        VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS        IN-THE-MONEY
                                           SHARES                     AT 1999 FISCAL         OPTIONS AT 1999
                                          ACQUIRED                     YEAR-END (#)       FISCAL YEAR-END(2)($)
                                             ON         VALUE      --------------------   ---------------------
                                          EXERCISE   REALIZED(1)       EXERCISABLE/           EXERCISABLE/
NAME                                        (#)          ($)          UNEXERCISABLE           UNEXERCISABLE
----                                      --------   -----------   --------------------   ---------------------
Charles D. Way..........................   30,000      206,982        290,200/9,800           561,450/1,225
G. Edwin McCranie(3)....................   10,000       71,900        153,200/9,800           345,105/1,225
Fred T. Grant, Jr.(4)...................      300        1,911         95,900/9,800           145,852/1,225
John C. Jamison(5)......................   12,500       49,188         97,700/9,800           196,538/1,225
Alan E. Shaw(6).........................    2,000        9,380        110,700/9,800           177,933/1,225

---------------

(1) The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, multiplied by (b) the number of shares acquired upon exercise.
(2) The Company calculated the value of unexercised in-the-money options for each officer as follows: (a) market price of the Common Stock as of December 29, 1999, times (b) the number of shares covered by such in-the-money options held by such officer minus the product of the exercise price with respect to such options and the number of shares covered by such options.
(3) Mr. McCranie exercised options covering 10,000 shares on January 19, 2000. In accordance with SEC rules, this exercise will be reported in tabular format in the Company's proxy statement for the 2001 annual meeting.
(4) Mr. Grant exercised options covering 3,500 shares on February 1, 2000. In accordance with SEC rules, this exercise will be reported in tabular format in the Company's proxy statement for the 2001 annual meeting.
(5) Mr. Jamison exercised options covering 500 shares on January 25, 2000. In accordance with SEC rules, this exercise will be reported in tabular format in the Company's proxy statement for the 2001 annual meeting.
(6) Mr. Shaw exercised options covering 1,000 shares on January 26, 2000. In accordance with SEC rules, this exercise will be reported in tabular format in the Company's proxy statement for the 2001 annual meeting.

DEFERRED COMPENSATION -- SALARY CONTINUATION AGREEMENT

     The Company is party to a Deferred Compensation -- Salary Continuation Agreement with Mr. Charles Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way's retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987 and are now fully vested. The total deferred compensation liability as of December 29, 1999 relating to this agreement was $294,691. An aggregate of $47,159 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 1999. The Company is the owner and beneficiary of a life insurance policy on the life of Mr. Way. The Company expects that the cost of benefits under this arrangement will be recovered through a combination of general corporate funds and the cash surrender value of the insurance policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and the NASDAQ on changes in their beneficial ownership of the Company's Common Stock and to provide the Company with copies of the reports. Based on the Company's review of these reports and of certifications furnished to it, the Company believes that all of these reporting persons complied with their filing requirements for 1999.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other compensation to be provided to the Company's executive officers and grants options for shares of the Company's Common Stock to the Company's executive officers and employees. The Committee provides the following report.

EXECUTIVE OFFICER COMPENSATION

     The Committee attempts to act on the shareholders' behalf in establishing executive compensation programs, for the Company's shareholders ultimately bear the cost of these programs. The Company adopts and administers its executive compensation policies and specific executive compensation programs in accordance with that objective. The Committee annually reviews the Company's corporate performance and that of its executive officers to determine appropriate compensation. The Committee seeks to achieve a balance between the Company's need to attract and retain qualified and motivated executives, on the one hand, and maximizing the Company's operating performance, on the other.

     The Committee's executive compensation philosophy is to set compensation levels in its discretion that provide for compensation opportunities that reflect Company and individual performances. The Company's current executive compensation structure consists of base salary, incentive cash bonuses and stock options.

     Over the years, the Committee has attempted to set executive officer cash compensation amounts at levels somewhat lower than levels that the Committee believes prevail within the restaurant industry, and has complemented these cash amounts with significant stock option grants.

     The Committee adjusted the salaries for all executive officers except Mr. Way in 1999 based upon the recommendations of Mr. Way. Mr. Way considered factors that were generally subjective, such as his perception of individual performance and the level of individual responsibility. Mr. Way recommended increases in the base salaries of executive officers ranging from 8% to 16%. The Committee determined that these increases were appropriate to compensate executive officers for the increased level of responsibility associated with the increase in the Company's size.

     The Committee generally grants stock options on an annual basis at an exercise price equal to the stock market price at the time of grant. The grants provide the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder value. The Committee can grant stock options at its discretion and is not required to award grants within any given 12-month period. In October 1999, the Committee made an option grant to each executive officer shown in the table titled "Option Grants in Last Fiscal Year." In determining the size of any stock option grant, the Committee considers the following qualitative factors: the Committee's perception of the Company's overall performance; the individual's performance; the potential effect that the individual's future performance may have on the Company; and the number of options previously granted to the individual. The Committee gave each of these factors approximately equal weight.

     During 1999, Alan Shaw, Vice President-Operations, was paid quarterly bonuses based on four factors: same-store sales comparisons; net earnings per share compared to the immediately preceding year; customer service as reported through a "hidden shopper" program; and various other subjective considerations, including management turnover, team work and creativity. The first two factors were given a combined weight of approximately 80%. The Committee considered each of these factors and awarded bonuses to Mr. Shaw as noted in the Summary Compensation Table.

     During 1999, the Committee continued an Executive Bonus Plan to provide additional incentives to its other executive officers. The bonus plan covers eight of the Company's nine executive officers. Alan Shaw participates in the plan described above. Pursuant to the plan, each year the Committee establishes a percentage of each participating executive's annual base salary, ranging from 20%-40%, as a target bonus amount. The executive is eligible to receive this bonus amount, or a portion or multiple thereof, if the executive meets or exceeds objectives set by the Committee.

     In the case of all executive officers other than Charles Way and Alan Shaw, the receipt of the target bonus was based upon the achievement of Company objectives related to increase in same-store sales, increase in net earnings per share, and subjective departmental and personal objectives. The Committee weighted each of these factors approximately equally in setting the target bonus. The Company's performance during 1999 was substantially above targeted levels in both of the Company-wide measures, which when combined with performance of departmental and personal objectives, resulted in bonus payouts that were substantially above targeted levels.

     In the case of Mr. Way, the receipt of his entire target bonus was based upon the achievement of Company objectives related to increase in same-store sales and increase in net earnings per share. The Committee weighted each of these factors approximately equally in setting the target bonus. The Company's performance during 1999 was substantially above targeted levels in both measures, resulting in a bonus payout that was substantially above the targeted level. In early 2000, the Committee considered each of these objectives and awarded bonuses as noted in the Summary Compensation Table in accordance with the Bonus Plan.

     The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including income on exercised stock option grants) to top executive officers in excess of $1 million per person. The Committee intends to administer the Company's executive compensation programs in such a way that anticipated compensation to executive officers will be fully deductible under the Internal Revenue Code, including submitting plans for shareholder approval where necessary and determining compensation on an objective basis where necessary.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Way joined the Company in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. In setting Mr. Way's compensation, the Committee tends to set a relatively low base salary for an individual with Mr. Way's responsibilities and emphasize stock option grants as a component of his overall compensation package. The Committee believes that this approach to Mr. Way's compensation has resulted in an appropriate alignment of his long-term rewards from the Company with the interests of shareholders.

     During 1999, the Committee adjusted Mr. Way's base salary upward by approximately 15%. In making this adjustment, the Committee considered subjective factors including the perception of the committee as to Mr. Way's overall performance and objective factors such as the increase in the Company's earnings per share, operating margins, and return on equity. Each of these factors was given approximately equal weight. In addition, Mr. Way received a bonus of $308,000 pursuant to the bonus plan described above because of the Company's attainment of its same-store sales and net earnings per share objectives.

     In addition, in October 1999, the Committee granted Mr. Way options with respect to 40,000 shares of Common Stock. In determining the size of this grant, the Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance; Mr. Way's performance; the potential effect of his future performance on the Company; and the number of options previously granted to him. Each of these factors was given approximately equal weight. At fiscal 1999 year-end, the value of Mr. Way's outstanding exercisable in-the-money stock options was $561,450 as compared to $1,282,791 at the end of 1998, a decrease of 56.2%. The Stock Option Committee believes that the stock options provide Mr. Way with appropriate incentives to promote long-term shareholder value.

COMPENSATION AND STOCK OPTION COMMITTEE

     Brian S. MacKenzie, Chairman
     Barry L. Edwards
     Harold K. Roberts, Jr.

                               PERFORMANCE GRAPH

     A line graph comparing the cumulative, total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating places, over the same period (assuming a $100 initial investment and dividend reinvestment) is presented below. The Company will promptly furnish without charge to any shareholder of record on March 1, 2000, the identity of the companies included in the peer group. Requests should be directed to the Company, Post Office Box 100, Greer, South Carolina 29652; Attention:
Shareholder Relations.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                    AMONG RYAN'S FAMILY STEAK HOUSES, INC.,
                 NASDAQ MARKET INDEX AND SIC CODE INDEX FOR THE
            FIVE-YEAR PERIOD ENDED DECEMBER 29, 1999 (YEAR-END 1999)

                                                   RYAN'S FAMILY STEAK
                                                      HOUSES, INC.               SIC CODE INDEX            NASDAQ MARKET INDEX
                                                   -------------------           --------------            -------------------
12/28/1994                                               100.00                      100.00                      100.00
  1/3/1996                                               104.42                      136.94                      129.71
  1/1/1997                                                97.35                      143.56                      161.18
12/31/1997                                               121.24                      151.10                      197.16
12/30/1998                                               176.99                      204.13                      278.08
12/29/1999                                               119.47                      194.18                      490.46

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM #2 ON THE PROXY)

     The Board has appointed KPMG LLP, independent certified public accountants, as auditors for the Company for the current fiscal year and to examine and report to shareholders upon the financial statements as of and for the year ending January 3, 2001, and has requested that shareholders ratify the appointment. Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. KPMG LLP has acted for the Company in this capacity since 1981, and neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.

VOTE REQUIRED

     Ratification of the appointment of KPMG LLP as independent auditors will require that of the shares present at the Annual Meeting in person or by proxy, there be more positive votes than negative votes. Abstentions and broker non-votes will not be counted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

                            SOLICITATION OF PROXIES

     The Company will pay for soliciting proxies. Officers and other regular employees of the Company may solicit proxies by telephone, telegram or personal interview for no additional compensation. The Company has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal at the 2001 Annual Meeting of Shareholders of the Company and have such proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to the Company no later than November 29, 2000. The proposal must comply with the rules of the SEC relating to shareholder proposals. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background(s) of the proposed nominee(s) for the Board by no later than November 29, 2000. With respect to a shareholder proposal for the 2001 Annual Meeting of Shareholders that is not intended to be included in the proxy materials relating to the meeting, the proposal must be received by the Company by forty-five (45) days prior to the shareholders meeting at which the proposal is to be presented. After that date, the proposal will not be considered timely. Shareholders may send their proposals to the Company, Attention: Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652.

                             FINANCIAL INFORMATION

     THE COMPANY'S 1999 ANNUAL REPORT IS ENCLOSED. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 1, 2000, WHO REQUESTS IN WRITING, A COPY OF THE COMPANY'S 1999 ANNUAL REPORT OR THE 1999 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO RYAN'S FAMILY STEAK HOUSES, INC., 405 LANCASTER AVENUE, GREER, SOUTH CAROLINA 29650, OR POST OFFICE BOX 100, GREER, SOUTH CAROLINA 29652, ATTENTION: JANET J. GLEITZ, SECRETARY. REQUESTS CAN ALSO BE MADE THROUGH THE COMPANY'S WEBSITE AT WWW.RYANSINC.COM.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.

                                          By Order of the Board of Directors,

                                          /s/ JANET J. GLEITZ

                                          Janet J. Gleitz
                                          Secretary

Greer, South Carolina
March 28, 2000

|X|   PLEASE MARK VOTE AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL.

1)    Elect as directors the seven                         With-       For All
      nominees listed below to serve until      For        hold        Except
      the Annual Meeting of Shareholders        [ ]         [ ]          [ ]
      in the year 2001 and until their
      successors are elected and qualified:

CHARLES D. WAY, G. EDWIN MCCRANIE, BARRY L. EDWARDS, JAMES M. SHOEMAKER, JR., HAROLD K. ROBERTS, JR., JAMES D. COCKMAN, BRIAN S. MACKENZIE

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME FROM THE LIST ABOVE.

2) Ratify the appointment of KPMG LLP as independent auditors for the Company for the current fiscal year: [ ] For [ ] Against [ ] Abstain

                                                --------------------------------
PLEASE SIGN AND DATE THIS PROXY CARD.           Date
--------------------------------------------------------------------------------

Shareholder sign here                           Co-owner sign here
--------------------------------------------------------------------------------

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Mark box at right if you plan to attend the Annual Meeting.       [ ]

Mark box at right if comments or address change has been          [ ]
noted on the reverse side of this card.

RECORD DATE SHARES:                  [print number here]

[shareholder name here]

[shareholder address here]



DETACH CARD

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA

Dear Shareholder:

YOUR VOTE IS IMPORTANT, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Thank you in advance for your prompt consideration.

Sincerely,


Ryan's Family Steak Houses, Inc.

Revocable Proxy         RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Ryan's Family Steak Houses, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company that the undersigned shall be entitled to vote, at the 2000 Annual Meeting of Shareholders of the Company, to be held at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Thursday, April 27, 2000, at 11:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (i) submitting a written notice of revocation (dated later than this proxy card) to the Secretary of the Company at or before the Annual Meeting,
(ii) submitting another proxy that is properly signed and dated later than this proxy card, or (iii) voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Receipt of the Notice of the Meeting, the accompanying Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

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    PLEASE COMPLETE, DATE, SIGN ON THE REVERSE SIDE, AND MAIL THIS PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
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